UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

(888) 776-6804

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	NYSE American
Warrants, exercisable for one share of Common Stock	NSPR.WS	NYSE American
Series B Warrants, exercisable for one share of Common Stock	NSPR.WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering

On June 3, 2020, InspireMD, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of (i) 7,635,800 units (“Units”), with each Unit being comprised of one share of the Company’s common stock, par value $0.0001 per share (“common stock”), and one Series F warrant (a “Series F Warrant”) to purchase one share of common stock, and (ii) 14,586,400 pre-funded units (the “Pre-Funded Units”), with each Pre-Funded Unit being comprised of one pre-funded warrant (a “Pre-Funded Warrant”) to purchase one share of common stock and one Series F Warrant. The offering price to the public was $0.45 per Unit and $0.449 per Pre-Funded Unit.

The Company also granted the Underwriter a 45-day option to purchase up to an additional 3,333,333 shares of common stock at a purchase price of $0.45 per share and/or up to 3,333,333 additional Series F Warrants to purchase an aggregate of 3,333,333 shares of common stock. At the closing of the Offering, which took place on June 5, 2020, the Underwriter exercised the option practically in full, for 3,333,300 shares of common stock and 3,333,300 Series F Warrants. Upon exercise of that over-allotment option, the Offering yielded gross proceeds of approximately $11.5 million for the Company.

The underwriter for the Offering received discounts and commissions of 7% in the Offering, or 0.0315 per Unit and $0.3143 per Pre-Funded Unit. The underwriters agreed to reimburse the Company’s offering expenses in an amount equal to up to 1.5%, which was netted at closing against the 7% of discounts and commissions, yielding an effective discount/commission rate of 5.5% for the underwriters in the offering.

The net proceeds to the Company from the Offering and the exercise of the Underwriter’s over-allotment option were approximately $10.7 million, after deducting underwriting discounts and commissions and payment of other estimated expenses associated with the Offering, but excluding the proceeds, if any, from the exercise of Series F Warrants and the Pre-Funded Warrants sold in the Offering. The Company intends to use the net proceeds of the Offering for research and development, sales and marketing, working capital, and other general corporate purposes.

The Series F Warrants included in the Common Units and the Pre-Funded Units are immediately exercisable at a price of $0.001 per share, subject to adjustment in certain circumstances, and expire five years from the date of issuance. The shares of common stock, in the case of the Units, or Pre-Funded Warrants, in the case of the Pre-Funded Units, and the Series F Warrants, were offered together, but those securities were issued separately.

The Pre-Funded Units were offered and sold to purchasers whose purchase of Common Units in the Offering would have otherwise resulted in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock immediately following the consummation of this Offering, if the purchaser so chose in lieu of Common Units that would have otherwise resulted in the purchaser’s beneficial ownership exceeding 4.99% of the Company’s outstanding common stock (or at the election of the purchaser, 9.99%). Each Pre-Funded Warrant is exercisable for one share of common stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

A registration statement on Form S-1 relating to the Offering (File No. 333- 238247) (the “Form S-1”) was declared effective by the Securities and Exchange Commission on June 2, 2020. The Offering was made only by means of a prospectus forming a part of the effective registration statement.

The foregoing descriptions of the Underwriting Agreement, the Series F Warrants and the Pre-Funded Warrants are not complete and are qualified in their entirety by reference to the full text of the forms of Underwriting Agreement, Pre-Funded Warrant and Series F Warrant, copies of which were filed as Exhibits 1.1, 4.4 and 4.5, respectively, to the Form S-1, and which are incorporated by reference herein.

Item 8.01	Other Events.

On June 3, 2020 and June 8, 2020, the Company issued press releases announcing the pricing and closing, respectively, of the Offering. Copies of those press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on June 1, 2020)
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on June 1, 2020)
4.2	Form of Series F Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on June 1, 2020)
99.1	Press release of InspireMD, Inc. announcing the pricing of the Offering, issued on June 3, 2020
99.2	Press release of InspireMD, Inc. announcing the closing of the Offering, issued on June 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: June 8, 2020	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer